UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2008 (November 3, 2008)
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52013	20-0640002
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Penn Plaza (4th Floor), New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (b) On November 3, 2008, Robert Giardina, a Director of Town Sports International Holdings, Inc. (the “Company”), informed the Company of his decision to resign from the Board of Directors effective immediately. Mr. Giardina has not advised the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Pursuant to a Letter Agreement between the Company and Mr. Giardina, dated October 4, 2007 (the “Letter Agreement”), Mr. Giardina will continue to provide consulting services for the Company through March 31, 2009. For a description of the Letter Agreement, see the Current Report on Form 8-K filed by the Company on October 4, 2007. The Letter Agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, filed with the Securities and Exchange Commission on November 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL
HOLDINGS, INC.
(Registrant)

Date: November 4, 2008	By:	/s/ Daniel Gallagher Daniel Gallagher
Chief Financial Officer

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